UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2008
PureRay Corporation
(Exact Name of Registrant as Specified in Its Charter)

Washington	000-32089	91-2023071

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)
3490 Piedmont Road, Suite 1120
Atlanta, GA 30305

(Address of principal executive offices)
Registrant’s telephone number, including area code: (404) 869-6242

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
The information set forth below under Item 8.01 is incorporated herein by reference.
Item 8.01. Other Events
On November 12, 2008, PureRay Corporation (the “Company”) announced that its Board of Directors unanimously voted to voluntarily terminate the registration of its common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended. On or about November 28, 2008, in accordance with the resolutions adopted by the Board of Directors, the Company intends to file a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission (the “Commission”) to effect the deregistration of its common stock. Upon the filing of the Form 15, the Company’s obligations to file certain reports with the Commission, including Forms 10-K, 10-Q and 8-K will immediately be suspended. The Company expects the deregistration of its common stock to become effective ninety (90) days after filing the Form 15 with the Commission. Upon the effectiveness of the deregistration of the Company’s common stock, the Company will no longer be a public reporting company, and its securities will cease trading on the OTC Bulletin Board.
On November 12, 2008, the Company issued a press release announcing the Company’s intention to terminate the registration of its common stock, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits
99.1	Press Release dated November 12, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURERAY CORPORATION

Date: November 12, 2008	By:	/s/ Jefrey M. Wallace Jefrey M. Wallace
Chief Executive Officer

EXHIBIT LIST

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated November 12, 2008